UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2008

Emergent BioSolutions Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2273 Research Boulevard, Suite 400, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 795-1800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 15, 2008, Emergent BioDefense Operations Lansing Inc. (“Emergent BioDefense Operations”), a wholly owned subsidiary of Emergent BioSolutions Inc., entered into an amendment (the “Amendment”) to that Loan Agreement with Fifth Third Bank that was entered into on June 11, 2007 (the “Loan Agreement”).

The Amendment provides that the maturity date on the revolving line of credit under the Loan Agreement shall be June 1, 2009, or as otherwise extended beyond such date by Fifth Third Bank. The Amendment also permits the issuance of letters of credit in addition to cash advances under the line of credit. Finally, the Amendment provides that interest accrues at an annual rate equal to the one-month LIBOR index rate plus 2.0%.

Except as set forth above, no other terms of the Loan Agreement were amended, and the Loan Agreement remains in full force and effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2008	EMERGENT BIOSOLUTIONS INC.
	By:	/s/ R. Don Elsey_____________ R. Don Elsey Senior Vice President Finance, Chief Financial Officer and Treasurer